Exhibit 99.1

FOR IMMEDIATE RELEASE	For More Information Contact:
July 1, 2013	Roy D. Jones, Chief Financial Officer
(864) 240-5104 or rjones@palmettobank.com

Palmetto Bancshares, Inc. Included in Small-Cap Russell 2000® Index

Greenville, S.C. –  Palmetto Bancshares, Inc. (NASDAQ: PLMT), the parent company of The Palmetto Bank (the “Bank”), was added to the small-cap Russell 2000® Index when Russell Investments reconstituted its comprehensive set of U.S. and global equity indexes on June 28, 2013.

Annual reconstitution of Russell’s U.S. indexes captures the 4,000 largest U.S. stocks as of the end of May, ranking them by total market capitalization. Membership in the Russell 3000, which remains in place for one year, means automatic inclusion in the large-cap Russell 1000® Index or small-cap Russell 2000® Index as well as the appropriate growth and value style indexes. Russell determines membership for its equity indexes primarily by objective, market-capitalization rankings and style attributes. The Russell 3000 also serves as the U.S. component to the Russell Global Index.

“The addition of our Company to the Russell 2000 Index is an exciting and positive step,” said Samuel L. Erwin, President and Chief Executive Officer. “Over the past few years, we have focused extensively on increasing the value of The Palmetto Bank franchise and being included in the Russell 2000 Index is additional external validation of our progress. In addition, our inclusion in the Russell 2000 Index will result in increased visibility for the Bank on a national scale and increased liquidity in our common stock.”

About The Palmetto Bank: Headquartered in Greenville, South Carolina, The Palmetto Bank is a 106-year old state-chartered community bank and is the fourth largest banking institution headquartered in South Carolina. The Palmetto Bank has assets of $1.1 billion and serves the Upstate through 25 branch locations in nine counties of the Upstate of South Carolina, as well as 24/7/365 service through online and mobile banking and ATMs. The Bank has a unique understanding of the Upstate market and delivers local decision making with greater responsiveness to clients. Through its Retail, Commercial and Wealth Management lines of business, the Bank specializes in providing financial solutions to consumers and small to mid-size businesses with deposit and cash management products, loans (including consumer, Small Business Administration, commercial, corporate, mortgage, credit card and automobile), lines of credit, trust, brokerage, private banking, financial planning and insurance. Recently recognized by several international publications for innovative client solutions, the Bank provides technology solutions that improve the client experience by providing clients the ability to bank whenever they want, wherever they want. Additional information may be found at the Bank's website at palmettobank.com or on Facebook.

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Addendum to News Release – Forward-Looking Statements

Certain statements in this News Release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans and expectations, and are thus prospective. Such forward-looking statements are identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” and “projects,” as well as similar expressions. Forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Factors which could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements include, but are not limited to: (1) the strength of the United States economy in general and the strength of the local economies in which the Company conducts its operations which could result in, among other things, a deterioration in the credit quality or a reduced demand for credit, including the resultant effect on our loan portfolio and allowance for loan losses and the rate of delinquencies and amounts of charge-offs, or adverse changes in asset quality in our loan portfolio, which may result in increased credit risk-related losses and expenses; (2) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) and the impact of such conditions on the Company, and the timing and amount of future capital raising activities by the Company, if any; and (3) actions taken by banking regulatory agencies related to the banking industry in general and the Company or the Bank specifically. The assumptions underlying the forward-looking statements could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by our Company or any person that the future events, plans, or expectations contemplated by our Company will be achieved. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found in our reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the U.S. Securities and Exchange Commission (the “SEC”) and available at the SEC’s Internet site (http://www.sec.gov), including the “Risk Factors” included therein. All subsequent written and oral forward-looking statements concerning the Company or any person acting on its behalf is expressly qualified in its entirety by the cautionary statements above. We do not undertake any obligation to update any forward-looking statement to reflect changes in circumstances or events that occur after the date the forward-looking statements are made.